AMENDED AND RESTATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

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      This AGREEMENT is effective as of the 30th day of April, 2012, and Amended and Restated effective as of the 1st day of December, 2012, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and DIMENSIONAL FUND ADVISORS L.P., a Delaware limited partnership and investment adviser registered as such under the Investment Advisers Act of 1940, as amended ("Sub-Adviser").

      WHEREAS, the Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement effective as of January 31, 2001, Amended and Restated as of the 28th day of February, 2012, and further Amended and Restated as of the 1st day of December, 2012 ("Management Agreement") with the Trust; and

      WHEREAS, the Adviser desires to retain the Sub-Adviser as the Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto ("each a Fund").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. The Adviser hereby appoints the Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Adviser designates one or more funds other than the Funds with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, the parties agree to execute an amended Schedule A of this Agreement, whereupon such fund shall become a Fund hereunder, and shall be subject to this Agreement, subject to the approval of the Trust's Board of Trustees ("Board of Trustees).

2. DELIVERY OF DOCUMENTS. The Adviser has or will furnish the Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

      b)    the Trust's By-Laws and amendments thereto;

      c) resolutions of the Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;

      d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

      f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

      During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser all prospectuses, Statements of Additional Information, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of each Fund, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within ten business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by e-mail, first class or overnight mail, facsimile transmission equipment or hand delivery.

      The Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the documents identified in the immediately preceding paragraph that relate specifically to the Sub-Adviser or a Fund that it provides sub-advisory services to, within a reasonable time prior to use thereof. Any amendments or supplements that impact the management of the Funds will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's approval thereof.

3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Trust's Board of Trustees, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities or other property (including financial futures and options of any type), all on behalf of the Funds. In the performance of its duties, the Sub-Adviser will satisfy its fiduciary duties to the Funds (as set forth below), and will monitor the Funds' investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time and as provided to the Sub-Adviser pursuant to
      Section 2 of this Agreement, and the stated investment objectives, policies and restrictions of the Funds, which may be amended from time to time. The Sub-Adviser, solely with respect to the assets of the Funds which are under its management pursuant to this Agreement, and based on information obtained

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                                  PAGE 2 OF 11
      from the Funds' administrator, custodian and other service providers, shall take reasonable steps to comply with the diversification provisions of Section 851(b)(3) and Section 817(h) of the Internal Revenue Code of 1986, as amended ("IRC"), and its accompanying Regulation, Treas. Reg.
      Section 1.817-5, applicable to the Funds.

      The Adviser will not act in a manner that would prevent the Sub-Adviser from taking reasonable steps to comply with the diversification provisions identified in the above paragraph and if the failure to diversify is inadvertent, Jackson National Life Insurance Company and any of its affiliates investing in the Funds, as owner of the assets in the Funds, shall in good faith follow the procedures specified in Treas. Reg. Section 1.817-5(a)(2) and Revenue Procedure 92-25 (or its successor) to request relief from the Commissioner of Internal Revenue Service, and that in such an event the Sub-Adviser will provide reasonable cooperation to the Adviser in the Adviser's preparation of any request for relief or closing agreement and, to the extent that Adviser is seeking indemnification under
      Section 11 hereof, no filings or agreements shall be made with the Commissioner of Internal Revenue Service without the prior written approval of the Sub-Adviser.

      The Sub-Adviser is authorized to negotiate and execute documentation relating to Fund investments. Such documentation may relate to Fund investments to be made or sold, currently held or previously held. The authority shall include, without limitation: (i) documentation relating to private placements; and (ii) documentation for any election on corporation actions that the Sub-Adviser makes with respect to portfolio securities held in a Fund. The Adviser represents that each Fund can settle such private placements.

      The Sub-Adviser further agrees that it:

      a) will use the same skill and care in providing such services as it uses in providing services to its other client mandates for which it has investment responsibilities;

      b) will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities, including but not limited to compliance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended;

      c) will report regularly to the Adviser and to the Trust's Board of Trustees as reasonably agreed between the Adviser and the Sub-Adviser and will make appropriate persons available for the purpose of reviewing with representatives of the Adviser and the Board of Trustees on a regular basis at reasonable times, and with reasonable advance notice, as may be agreed to by the Adviser and the Sub-Adviser, the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to the specified benchmarks and will provide various other reports from time to time as may be reasonably requested by the Adviser in writing;

      d) will provide to the Adviser (i) a monthly compliance checklist developed for each Fund by the Adviser and the Sub-Adviser, (ii) quarterly reports developed for each Fund by the Adviser and the Sub-Adviser, and (iii) other compliance and reporting information as reasonable requested by the Adviser or the Board of

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                                  PAGE 3 OF 11

            Trustees, and agreed to by the Sub-Adviser, from time-to-time (with regard to this sub-section (iii) only);

      e)    as a  service  provider  to  the  Funds  will  periodically  provide information, including information about the Sub-Adviser's compliance program adopted pursuant to Rule 206(4)-7 under the Investment Advisers Act, as may be reasonably requested by the Chief Compliance Officer of the Trust in the execution of his/her responsibilities to monitor service providers to the Funds under Rule 38a-1 under the 1940 Act;

      f) will prepare and maintain such books and records with respect to each Fund's securities transactions in accordance with Section 7 herein;

      g) will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G with respect to securities held for the account of the Funds subject to the Sub-Adviser's supervision;

      h) will act upon reasonable instructions from the Adviser not inconsistent with the Sub-Adviser's fiduciary duties or a Fund's investment objectives; however, in no case shall the Sub-Adviser be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions or requests given or made to the Sub-Adviser by the Adviser;

      i) will provide instructions as to the voting of, or refrain from voting, proxies solicited by or with respect to the issuers of securities held by a Fund in accordance with the Sub-Adviser's then-current policies and procedures relating to the voting of proxies, provided that the Sub-Adviser has received the relevant proxy materials in a timely fashion. The Sub-Adviser shall maintain records concerning how it has instructed proxies to be voted on behalf of the Fund, and these records shall be available to the Fund or the Adviser upon request; and

      j) may not consult with any other sub-adviser of the Trust concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Funds, except that such consultations are permitted between the current and successor sub-advisers of the Funds in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act or except as otherwise may be permitted by law.

      The Adviser acknowledges and agrees that the Sub-Adviser will not be responsible to advise or act for a Fund in any legal proceedings, including bankruptcies and class action proceedings, related to assets currently or previously held by the Fund.

      The Adviser and the Sub-Adviser each further agree that:

      a) Adviser and Sub-Adviser shall seek to have the Fund operated and monitored in compliance with the trading limitations and marketing restrictions set forth in the Commodity Exchange Act ("CEA") and Regulation 4.5(c)(2)(iii) of the then-current Commodity Futures Trading Commission ("CFTC") regulations, and (ii) shall promptly notify the other upon any indication that the Fund is not in compliance

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                                  PAGE 4 OF 11
            with such trading limitations or marketing restrictions; and (iii) shall take immediate steps to remediate any such non-compliance, in consultation with the other party; and

      b) Adviser, with such reasonable assistance of the Sub-Adviser as may be requested by Adviser, shall assure that notices of exclusion of exemption applicable to the Fund are filed with the National Futures Association ("NFA") as required by CFTC Regulation 4.5.

4. CUSTODY OF ASSETS. The Sub-Adviser shall at no time have the right to physically possess the assets of the Funds or have the assets registered in its own name or the name of its nominee, nor shall the Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Funds. In accordance with the preceding sentence, the Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Funds. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the Fund's custodian.

5. BROKERAGE. The Sub-Adviser is responsible for decisions to buy and sell securities for each Fund, broker-dealer selection, and negotiation of brokerage commission rates. The Sub-Adviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all portfolio transactions entered into by the Sub-Adviser on behalf of the Funds. The Sub-Adviser will, upon request of the Adviser, provide copies of brokerage agreements entered into by the Funds to the Adviser, if applicable. It is the Sub-Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution", consistent with applicable law and the Sub-Adviser's relevant policies and procedures.

      Consistent with this policy, the Sub-Adviser, in selecting broker-dealers and negotiating commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; the broker's execution capabilities and any research provided by the broker that aids the Sub-Adviser's investment decision-making process; and the value of the expected contribution of the broker-dealer to the investment performance of the applicable Fund on a continuing basis. Subject to the Sub-Adviser's relevant policies and procedures, as provided in advance to the Adviser, the Sub-Adviser shall have discretion to effect investment transactions for each Fund through broker-dealers (including, to the extent permissible under applicable law, broker-dealer affiliates) who provide brokerage and/or research services, as such services are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause such Fund to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Sub-Adviser's overall responsibilities with respect to such Fund and other accounts to which the Sub-Adviser exercises investment discretion (as such term is defined in section 3(a)(35) of the 1934 Act). Allocation of orders

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                                  PAGE 5 OF 11
      placed by the Sub-Adviser on behalf of a Fund to such broker-dealers shall be in such amounts and proportions as the Sub-Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Sub-Adviser will submit reports on brokerage placements to the Adviser as reasonably requested by the Adviser, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefore.

      Consistent with the Sub-Adviser's relevant policies and procedures, the Sub-Adviser may group orders for a Fund with orders for other funds and accounts advised or subadvised by the Sub-Adviser or its affiliates, as provided in advance to the Adviser, to obtain the efficiencies that may be available on larger transactions when it determines that investment decisions are appropriate for each participating account. The Sub-Adviser cannot assure that such policy will not adversely affect the price paid or received by a Fund. The Adviser recognizes, and has advised the Trust's Board of Trustees, that in some cases this procedure may adversely affect the size and the opportunities of the position that the participating Fund may obtain in a particular security.

6. EXPENSES. The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. Each Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; and fees for any pricing services. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Fund or the Trust.

7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust shall be the property of the Trust and agrees to provide the Trust with copies of any of such records promptly upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act related to each Fund's portfolio transactions and that are not maintained by the Fund's custodian. The Adviser shall maintain all books and records not related to the Fund's portfolio transactions.

8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Funds in accordance with Schedule B hereto. Expense caps or fee waivers for a Fund that may be agreed to by the Adviser, but not agreed to in writing by the Sub-Adviser, shall not cause a reduction in the amount of payment to the Sub-Adviser.

9. SERVICES TO OTHERS. The Adviser understands, and has advised the Trust's Board of Trustees, that the Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts. The Adviser has no objection to the Sub-Adviser acting in such capacities, provided that whenever the Fund and one or more other investment advisory clients of the Sub-Adviser have available funds for investment, investments will be allocated in a manner that is consistent with the Sub-Adviser's relevant

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                                  PAGE 6 OF 11

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      policies  and  procedures,  as  provided  in  advance to the  Adviser.  In addition, the Adviser understands, and has advised the Trust's Board of Trustees, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10. LIMITATION OF LIABILITY. The Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Funds or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Funds, any shareholder of the Funds or the Adviser either in connection with the performance of the Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from the Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Federal and State securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

11. INDEMNIFICATION. The Adviser and the Sub-Adviser each agree to indemnify the other party (and each such party's affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that is based upon the willful misfeasance or gross negligence on the part of the indemnifying party.

12. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from the date of its execution. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, PROVIDED that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms as in the 1940 Act.) Section 10 and 11 herein shall survive the termination of this Agreement.

13.   ACKNOWLEDGEMENTS OF THE ADVISER. The Adviser acknowledges and agrees that:

      a) If the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule 4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d).

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                                  PAGE 7 OF 11

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            The  Adviser  will  take  reasonable  steps  to  cooperate  with the
            Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

      b) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

14. OBLIGATIONS OF ADVISER. The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

      a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

      b) A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification); and

      c)    A copy of the current compliance procedures for each Fund.

      The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

15. CONFIDENTIAL TREATMENT. The Sub-Adviser will treat confidentially and as proprietary all such records and other information relating to the Trust and created or obtained by the Sub-Adviser in connection with its duties hereunder, and will not use such records or information for any purpose other than performance of its responsibilities and duties hereunder or for other purposes not inconsistent with the Sub-Adviser's fiduciary duties to the Funds, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when requested by the Trust, provided, however, that notwithstanding the foregoing, the Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of the Sub-Adviser. Furthermore, except as required by law (including, but not limited to semi-annual, annual or filings made under the 1940 Act) or as agreed to by the Adviser and the Sub-Adviser, the Adviser and the Trust will disclose portfolio holdings information of a Fund only in conformity with the Trust's policies and procedures relating to the disclosure of portfolio holdings of a Fund. Nothing in this provision will prevent disclosure of any information to the Sub-Adviser's officers, directors, employees, outside attorney or accountants. It is understood that any information or recommendation supplied by, or produced by, the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Trust.

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                                  PAGE 8 OF 11

16. USE OF NAME. The Sub-Adviser hereby consents to the use of the name "DFA" in the name of the JNL/DFA U.S. Core Equity Fund and the use of its name in Fund disclosure documents, and to the extent required, necessary or advisable, in shareholder communications; provided however, the Sub-Adviser may withdraw authorization for the use of its name in relation to the JNL/DFA U.S. Core Equity Fund upon 60 days' written notice. No party hereto, or any of their affiliates, shall use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, derivatives or simulation thereof, of any other party hereto, or any of their affiliates, for any purpose, including in its marketing materials, unless it first receives prior written approval of the relevant party(ies). Upon termination of this Agreement or withdrawal of any such approval, the parties shall immediately forthwith cease to use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, or simulation thereof, of any other party except to the extent that continued use is required by applicable laws, rules, and regulations.

17. ENTIRE AGREEMENT; AMENDMENT OF THIS AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Funds. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

18. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as designated herein.

      a)    TO THE ADVISER:
            Jackson National Life Insurance Company
            1 Corporate Way
            Lansing, MI 48951
            Attn: Legal Department - Contracts Administrator

      b)    TO THE SUB-ADVISER:
            Dimensional Fund Advisors L.P.
            6300 Bee Cave Road
            Building One
            Austin, TX 78746
            Attn: General Counsel

19. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so
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                                  PAGE 9 OF 11
      filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives or agents of Trust personally, but bind only the assets of Trust, and persons dealing with the Funds must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

20. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of New York.

21. COUNTERPART SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

--------------------------------------------------------------------------------

         IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 21st day of December, 2012, effective December 1, 2012.

                             JACKSON NATIONAL ASSET MANAGEMENT, LLC

                             By:  /s/ Mark D. Nerud
                                ------------------------------------------------

                             Name:  Mark D. Nerud
                                  ----------------------------------------------

                             Title: President and Chief Executive Officer
                                    --------------------------------------------

                             DIMENSIONAL FUND ADVISORS LP
                             BY DIMENSIONAL HOLDINGS, INC., ITS GENERAL PARTNER

                             By: /s/ Carolyn O
                                ------------------------------------------------

                             Name: Carolyn O
                                  ----------------------------------------------

                             Title: Vice President
                                   ---------------------------------------------

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                                 PAGE 11 OF 11

                                   SCHEDULE A
                                DECEMBER 1, 2012

--------------------------------------------------------------------------------
                                      FUNDS
--------------------------------------------------------------------------------
                          JNL/DFA U.S. Core Equity Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE B
                                DECEMBER 1, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                         JNL/DFA U.S. CORE EQUITY FUND
--------------------------------------------------------------------------------

AVERAGE DAILY NET ASSETS                                        ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $100 Million                                                 0.17%
--------------------------------------------------------------------------------
Amounts over $100 Million                                          0.12%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-1